UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2012

AUXILIO, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27507	88-0350448
(Commission File Number)	(I.R.S. Employer Identification No.)

26300 La Alameda, Suite 100
Mission Viejo, California  92691
(Address of principal executive offices)

(949) 614-0700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.07. Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Auxilio, Inc. (the “Company”) was held at the Company’s headquarters at 26300 La Alameda, Suite 100, Mission Viejo, California, 92691, at 3:00 p.m. Pacific Standard Time on Wednesday, May 23, 2012 (the “2012 Annual Meeting”).

At the 2012 Annual Meeting, the Company’s stockholders voted on three proposals:  (i) the election of seven directors to serve for this upcoming year (ii) an amendment to the Company’s 2011 Stock Incentive Plan, to increase the number of shares of Common Stock reserved under the 2011 Stock Incentive Plan by 1,500,000 shares. (iii) and the ratification of the appointment of Haskell & White LLP (“Haskell & White”) to serve as independent registered public accountants for the year ending December 31, 2012.  Only stockholders of record as of March 28, 2012 (the “Record Date”) were entitled to notice of and to vote at the 2012 Annual Meeting. There were no broker non-votes with respect to any of the proposals voted on at the Annual Meeting.

(1) Election of Directors. A total of seven candidates were nominated for election to the Company’s Board of Directors (the “Nominees”).  All seven Nominees were nominated by the Board of Directors and, as a result, the election was uncontested and all of those seven Nominees were elected to serve as directors of the Company for the ensuing year.

The following table sets forth the names of the Nominees and the respective numbers of votes cast for, and the respective numbers of votes withheld from, their election.

	Votes Cast
	For	Withheld
Edward B. Case	9,946,115	695,512
Joseph J. Flynn	10,166,982	474,645
Michael Joyce	10,421,960	219,667
John D. Pace	10,407,260	234,367
Max Poll	9,946,115	695,512
Mark St. Clare	10,168,982	472,645
Michael Vanderhoof.	10,166,982	474,645

(2) Approval of an amendment to the 2011 Stock Incentive Plan.

Votes For	Votes Against	Abstentions
9,045,847	914,480	681,300

Approval of the amendment to the Auxilio, Inc. 2011 Stock Incentive Plan (the “2011 Stock Incentive Plan”) required the affirmative vote of the holders of two-thirds (2/3) of all Common Stock outstanding because the amendment would have increased the total number of shares of Common Stock in the 2011 Stock Incentive Plan to over thirty percent (30%) of the total shares of Common Stock outstanding.  Under California regulations, unless a percentage higher than thirty percent (30%) is approved by at least two-thirds (2/3) of the outstanding securities entitled to vote, the amendment to the plan will not be approved by the Securities Regulation Division of the California Department of Corporations.  Approval by the Securities Regulation Division of the California Department of Corporations is required because the Company is considered a quasi-California corporation under California’s Corporation Code.

(3) Ratification of Independent Registered Public Accountants. At the 2012 Annual Meeting the Company’s stockholders also voted on a proposal to ratify the appointment of Haskell & White LLP as the Company’s registered public accountants. The ratification of Haskell & White LLP was approved by the Company’s stockholders. The following table sets forth the respective numbers of votes cast for and against, and the number of shares abstaining from, the ratification of Haskell & White LLP as the Company’s independent auditors:

Votes For	Votes Against	Abstentions
13,172,063	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIO, INC.

Date:	June 11, 2012
By:	/s/ Paul T. Anthony
Name:	Paul T. Anthony
Title:	Chief Financial Officer